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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


To the Board of Directors of
Oriental Financial Group Inc.
San Juan, Puerto Rico

We consent to the incorporation by reference in Registration Statements No. 333-84473 and 333-57052 of Oriental Financial Group Inc. on Form S-8 of our report dated August 2, 2002, except for Note 18, as to which the date is August 25, 2003, relating to the consolidated financial statements of Oriental Financial Group Inc. as of June 30, 2002, and for the year then ended (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the reclassification in the segment reporting note to the 2001 and 2000 consolidated financial statements to give retroactive effect to the Group's change in reportable segments) appearing in the current report on Form 8-K of Oriental Financial Group Inc. filed on August 27, 2003.



/s/ DELOITTE & TOUCHE LLP
San Juan, Puerto Rico
August 27, 2003

Stamp No. 1918700
affixed to original.